UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2024

FEDERAL HOME LOAN BANK OF CHICAGO
(Exact name of registrant as specified in its charter)

Federally chartered corporation		000-51401	36-6001019
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

433 West Van Buren Street, Suite 501S			60607
Chicago,	IL		(Zip Code)
(Address of principal executive offices)
(312) 565-5700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (“Board”) of the Federal Home Loan Bank of Chicago (the “Bank”) is comprised of member directors and independent directors who are elected by the Bank’s members in accordance with the rules governing the election of Federal Home Loan Bank directors specified in the Federal Home Loan Bank Act (“Bank Act”) and the related regulations of the Federal Housing Finance Agency (“FHFA”), as discussed under Item 10 – Directors, Executive Officers, and Corporate Governance on page 85 of the Bank’s 2023 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2024 (“2023 Form 10-K”).

On October 16, 2024, the Bank announced that the following directors have been elected to its Board as member directors:

(1)Michelle L. Gross, Executive Vice President/Chief Operating Officer, Information Systems Officer, and Director of State Bank of Bement, Bement, Illinois was re-elected to serve a four-year term on the Board beginning January 1, 2025 and ending December 31, 2028;

(2)Dean A. Ahlers, President, Chief Executive Officer, and Director of Sterling Federal Bank, F.S.B., Sterling, Illinois was elected to serve a four-year term on the Board beginning January 1, 2025 and ending December 31, 2028; and

(3)Joseph Fazio III, Chairman of the Board of Directors of Bristol Morgan Bank, Oakfield, Wisconsin was re-elected to serve a four-year term on the Board beginning January 1, 2025 and ending December 31, 2028.

In addition, on October 16, 2024, the Bank announced that the following directors have been elected to its Board as independent directors:

(1)John W. Pietrowicz, Former Chief Financial Officer of CME Group, Chicago, Illinois was elected to serve a four-year term on the Board as an independent director beginning January 1, 2025 and ending December 31, 2028; and

(2)Andrea L. Zopp, Managing Partner of Cleveland Avenue, Chicago, Illinois was re-elected to serve a four-year term on the Board as a public interest independent director beginning January 1, 2025 and ending December 31, 2028.

The Board has not yet determined on which committees each of the directors elected will serve beginning in 2025.

All directors serving on the Bank’s Board for 2025 are expected to receive compensation under the Bank’s 2025 Board of Directors Compensation Policy, which has not yet been approved by the Board. All directors are also entitled to participate in a non-qualified, unfunded, deferred compensation plan, under which each Bank director has the opportunity to defer all or a portion of their compensation.

Pursuant to the Bank Act and FHFA regulations, the Bank’s member directors are required to be an officer or director of a member of the Bank. The Bank is a cooperative, and conducts its advances business, the Mortgage Partnership Finance Program, and letters of credit almost exclusively with its members. Therefore, in the normal course of business, the Bank extends credit to members whose officers or directors may serve as Bank directors. The Bank extends credit to these members on market terms that are no more favorable than the terms of comparable transactions with other members who are not considered related parties. Additionally, the Bank’s community investment activities may involve a member with an officer or director who is a Bank director, or another entity with an officer or director who serves as Bank director. These transactions are conducted in the ordinary course of business of the Bank’s business and are subject to the same eligibility and other program criteria and requirements as all other comparable transactions the Bank enters into. For further discussion, see “Related Persons and Related Transactions” on page 119 of the Bank’s 2023 Form 10-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 15, 2024, the Bank declared the voting results for its 2024 election of member and independent directors, which the Bank announced as described in Item 5.02 of this Current Report on Form 8-K (this “Form 8-K”). Complete voting results are included in the Bank’s Letter to Members dated October 16, 2024, attached as Exhibit 99.1 to this Form 8-K.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Form 8-K is a copy of the Bank’s Letter to Members dated October 16, 2024, regarding the results of the 2024 election for member and independent directors. The information being furnished pursuant to Item 7.01 on this Form 8-K and the information contained in Exhibit 99.1 to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Letter to Members dated October 16, 2024
104	Cover Page Interactive Data File (Formatted as inline XBRL)

Signature(s)

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Chicago
By:/s/ Laura M. Turnquest
Name: Laura M. Turnquest
Date: October 16, 2024	Title: Executive Vice President, General Counsel and Corporate Secretary